Exhibit 99.1

For additional information, contact:

Derek Shelnutt

EVP & Chief Financial Officer

229-426-6000, extension 6119

COLONY BANKCORP, INC. REPORTS THIRD QUARTER 2026 RESULTS

DECLARES QUARTERLY CASH DIVIDEND OF $0.12 PER SHARE

FITZGERALD, GA. (October 28, 2026) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the third quarter of 2026.  Financial highlights are shown below.

Financial Highlights:

●	Net income was $10.5 million, or $0.50 per diluted share, for the third quarter of 2026, compared to $10.9 million, or $0.51 per diluted share, for the second quarter of 2026, and $5.8 million, or $0.33 per diluted share, for the third quarter of 2025.
●	Operating net income was $11.6 million, or $0.54 of operating earnings per diluted share, for the third quarter of 2026, compared to $11.0 million, or $0.52 of operating earnings per diluted share, for the second quarter of 2026, and $8.2 million, or $0.47 of operating earnings per diluted share, for the third quarter of 2025. (See Reconciliation of Non-GAAP Measures).
●	Provision for credit losses of $1.7 million was recorded in the third quarter of 2026 compared to $1.9 million in the second quarter of 2026, and $900,000 in the third quarter of 2025.
●	Total loans, excluding loans held for sale, were $2.48 billion at September 30, 2026, an increase of $12.3 million, or 0.50%, from the prior quarter.
●	Total deposits were $2.96 billion and $2.97 billion at September 30, 2026 and June 30, 2026, respectively, a decrease of $14.5 million.
●	Mortgage production was $96.5 million, and mortgage sales totaled $69.2 million in the third quarter of 2026 compared to $115.4 million and $67.3 million, respectively, for the second quarter of 2026.
●	Small Business Specialty Lending (“SBSL”) closed $29.9 million in Small Business Administration (“SBA”) loans and sold $12.7 million in SBA loans in the third quarter of 2026 compared to $13.0 million and $5.5 million, respectively, for the second quarter of 2026.

The Company also announced that on October 28, 2026, the Board of Directors declared a quarterly cash dividend of $0.12 per share, to be paid on its common stock on November 25, 2026, to shareholders of record as of the close of business on November 11, 2026. The Company had 21,220,149 shares of its common stock outstanding as of October 26, 2026.

“We are pleased to report improved financial performance in the third quarter, driven by solid execution and sustained profitability across our core franchise,” said Heath Fountain, Chief Executive Officer. “The momentum built over recent quarters reflects the resilience of our business model and our focus on disciplined balance sheet management, efficiency, and sound credit quality. As we move through the remainder of the year and complete our partnership with First Reliance, we believe we are well positioned to capitalize on the opportunities that will allow us to deliver consistent results.”

“Loan growth was lower in the third quarter and is reflective of our commitment to pricing discipline in a changing rate environment. Margin continues to improve, which is a result of increasing earning asset yields and consistent pricing on our new and renewed loans. While our long-term target for loan growth remains unchanged, we are likely to see softer growth in the near-term.”

“We previously announced that all necessary regulatory approvals and shareholder approvals have been obtained for our partnership with First Reliance. Both teams have been working to ensure a smooth transition at legal close as well as preparing for our systems conversion and customer integration currently expected in the second quarter of 2027 and we remain on track to successfully achieve our goals.”

“As we look ahead, our outlook remains bright. Uniting our teams and strengths allows us to build on our momentum, sharpen our focus on operational excellence, and deliver even greater long-term value to our shareholders, customers, and communities.”

Balance Sheet

●	Total assets were $3.65 billion at September 30, 2026, an increase of $20.3 million from June 30, 2026.
●	Total loans, excluding loans held for sale, were $2.48 billion at September 30, 2026, an increase of $12.3 million from June 30, 2026.
●	Total deposits were $2.96 billion and $2.97 billion at September 30, 2026 and June 30, 2026, respectively, a decrease of $14.5 million. Decreases were seen in noninterest-bearing demand deposits of $6.8 million and interest-bearing demand deposits of $44.1 million partially offset by increases in savings and money market deposits of $15.1 million and time deposits of $21.4 million, from June 30, 2026 to September 30, 2026.
●	Total borrowings at September 30, 2026 were $263.2 million, an increase of $30.0 million compared to June 30, 2026.

Capital

●	Colony continues to maintain a strong capital position, with ratios that exceed applicable regulatory minimums required to be considered as “well-capitalized.”
●	The Company’s preliminary consolidated tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.57%, 14.41%, 16.78%, and 13.50%, respectively, at September 30, 2026.

Third Quarter and Nine-Months Ended September 30, 2026 Results of Operations

●	Net interest income, on a tax-equivalent basis, totaled $30.5 million for the third quarter ended September 30, 2026 compared to $22.9 million for the same period in 2025. Net interest income, on a tax-equivalent basis, totaled $89.9 million for the nine months ended September 30, 2026 compared to $66.6 million for the same period in 2025. For both periods, increases occurred in income on interest earning assets which was partially offset by increases in expense on interest bearing liabilities. Income on interest earning assets increased $9.5 million to $46.6 million for the third quarter of 2026 compared to the same period in 2025. Expense on interest bearing liabilities increased $1.9 million to $16.1 million for the third quarter of 2026 compared to the same period in 2025. Income on interest earning assets increased $27.8 million to $137.6 million for the nine months ended September 30, 2026 compared to the same period in 2025. Expense on interest bearing liabilities increased $4.5 million to $47.7 million for the nine months ended September 30, 2026 compared to the same period in 2025.
●	Net interest margin for the third quarter of 2026 was 3.59% compared to 3.17% for the third quarter of 2025. Net interest margin for the nine months ended September 30, 2026 was 3.53% compared to 3.07% for the nine months ended September 30, 2025. The increase for both periods was impacted by the Company’s acquisition of TC Bancshares, Inc. in the fourth quarter of 2025, and was also impacted by increases in interest earning asset yields period over period, as well as the decreased cost of funds.
●	Noninterest income totaled $12.3 million for the third quarter of 2026, an increase of $2.2 million, or 21.6%, compared to the same period in 2025. Noninterest income totaled $35.1 million for the nine months ended September 30, 2026, an increase of $5.9 million, or 20.1%, compared to the same period in 2025. For both periods, increases occurred in service charges on deposits, mortgage fee income, interchange fees, BOLI income, which included a tax-free gain of $706 thousand in the second quarter of 2026, along with an increase in wealth advisor income and an insurance gain of $813 thousand in the third quarter of 2026 related to a previous branch building fire, both which are included in other noninterest income, partially offset by decreases in gains on sales of SBA loans.
●	Noninterest expense totaled $27.6 million for the third quarter of 2026, compared to $24.6 million for the same period in 2025. Noninterest expense totaled $81.8 million for the nine months ended September 30, 2026, compared to $66.8 million for the same period in 2025. Increases for both periods occurred in salaries and employee benefits, occupancy and equipment, information technology expenses and acquisition and integration-related expenses related to the acquisition of TC Bancshares, Inc. which occurred in the fourth quarter of 2025 as well as expenses related to the upcoming merger with First Reliance Bancshares, Inc.

Asset Quality

●	Nonperforming assets totaled $25.0 million and $20.9 million at September 30, 2026 and June 30, 2026, respectively, an increase of $4.1 million.
●	Other real estate owned and repossessed assets totaled $3.9 million at September 30, 2026 and $2.0 million at June 30, 2026.
●	Net loans charged-off were $1.7 million, or 0.27% of average loans for the third quarter of 2026, compared to $1.8 million, or 0.29% for the second quarter of 2026.
●	The allowance for credit losses on loans was $22.5 million, or 0.91% of total loans, at September 30, 2026, compared to $22.0 million, or 0.89% of total loans at June 30, 2026.
●	The increase in classified and criticized loans is primarily driven by the downgrade of one construction relationship with circumstances unique to the individual borrower.

Subsequent Event: Strategic Sale-Leaseback and Balance Sheet Repositioning

On October 27, 2026, Colony Bank (the “Bank”), a Georgia state-chartered bank and wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement for the sale of three retail banking branch properties for an aggregate gross purchase price of approximately $19.9 million. The Bank entered into a 15-year master lease agreement to lease back each property, with Bank options to extend the term for an additional 15 years. Aggregate first-year base rent under the triple-net lease is approximately $1.65 million, subject to 2.0% annual escalations. The Bank will not close any branches or exit any markets in connection with this transaction. The Company estimates that the sale-leaseback transaction will result in an aggregate pre-tax gain of approximately $15 million, which is expected to be offset by realized losses from a planned repositioning of the Bank’s investment securities portfolio. The Bank intends to use available net proceeds to enhance liquidity, support future loan growth, and improve the Company's overall balance sheet flexibility and interest rate risk profile. The combined transactions are expected to be accretive to tangible book value per share and recurring earnings.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, October 29, 2026, to discuss the recent results and answer relevant questions. The conference call can be accessed by dialing 1-833-461-5787 and using the Conference ID: 588 312 883.  A replay of the call will be available until Thursday, November 5, 2026.  To listen to the replay, dial 1-833-309-1852 and enter the passcode 588 312 883.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia and across North  Florida, including Tallahassee, Jacksonville, and the Florida Panhandle. Colony Bank provides a consultative approach in offering a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony Bank provides specialized solutions including mortgage lending, government-guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony Bankcorp’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements relating to the timing, benefits, costs, and synergies of the recently announced  acquisition of First Reliance Bancshares, Inc. (“First Reliance”) (the “Merger”); (vi) statements concerning the sale-leaseback transactions and investment securities portfolio repositioning, including their timing, expected proceeds, estimated gains and losses, accounting and tax treatment, intended use of proceeds, continued branch operations, and anticipated effects on earnings, liquidity, capital and tangible book value, and (vii) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of volatile interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from negative media coverage and perceived instability in the banking industry and the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, those related to credit card interest rates, and legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise); general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous or pending acquisitions, and the Company’s pursuit of future acquisitions; risks associated with the pending Merger, including the risk that the cost savings and any revenue synergies may not be realized or take longer than anticipated to be realized as well as disruption to relationships with customers, suppliers, employees or other business partners relationships; the risk that First Reliance’s business may not be successfully integrated into the Company; the reaction of each of the Company’s and First Reliance’s customers, suppliers, employees or other business partners to the Merger; the risk that the integration of First Reliance’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected; the timing and achievement of expected cost reductions following the Merger; the timing and achievement of the recovery of the reduction of tangible book value resulting from the Merger; general competitive, economic, political, and market conditions; the impact of emerging technologies, such as generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, except as required by applicable law.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, operating earnings per diluted share, operating return on average assets, operating return on average equity, return on average tangible equity, operating return on average tangible equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets, pre-provision net revenue, operating pre-provision net revenue, fully tax-equivalent interest income and net interest income, and the related fully tax-equivalent yields, interest rate spread and net interest margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. Operating noninterest income and operating noninterest expense are compared with GAAP noninterest income and noninterest expense, respectively. Operating net income and operating earnings per diluted share are compared with GAAP net income and diluted earnings per share, respectively. Operating return on average assets and operating return on average equity are compared with the corresponding returns calculated using GAAP amounts. Return on average tangible equity and operating return on average tangible equity are compared with return on average equity calculated using GAAP amounts. Tangible book value per common share and tangible equity to tangible assets are compared with book value per common share and total equity to total assets, respectively. Operating efficiency ratio and operating net noninterest expense to average assets are compared with the corresponding unadjusted ratios calculated using GAAP amounts. Pre-provision net revenue and operating pre-provision net revenue are compared with GAAP net income, with income taxes and the provision for credit losses separately added back. Fully tax-equivalent measures are compared with the corresponding income measures or ratios calculated without the tax-equivalent adjustment. Operating noninterest income excludes loss on sales of securities, the tax-free gain related to the BOLI claim, and the insurance gain related to the branch building fire. Operating noninterest expense excludes acquisition-related expenses and loss related to wire fraud incident. Operating net income reflects the exclusion of acquisition-related expenses, loss on sales of securities, the tax-free gain related to the BOLI claim, the insurance gain related to the branch building fire and loss related to the wire fraud incident, together with the related tax effects. Operating returns use operating net income and the applicable average asset or equity denominator. Operating efficiency ratio is operating noninterest expense divided by the sum of net interest income and operating noninterest income. Operating net noninterest expense to average assets is calculated using operating noninterest expense less operating noninterest income, divided by average assets and annualized. Acquisition-related expenses include fees associated with acquisitions and vendor contract buyouts. Acquisition-related expenses were incurred in each period presented; their exclusion does not mean that such expenses are nonrecurring. Operating earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share deducts goodwill and other intangible assets from common equity before dividing by period-end common shares. Tangible equity to tangible assets deducts goodwill and other intangible assets from both total equity and total assets. Return on average tangible equity and operating return on average tangible equity deduct average goodwill and other intangible assets from average equity. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense. Operating pre-provision net revenue is calculated by adding operating noninterest income to net interest income before provision for credit losses, and subtracting operating noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information. Operating income, expense, earnings and return measures help management and investors assess period-to-period results separately from the specifically identified adjustments. Tangible book value and tangible equity measures show equity after deducting goodwill and other intangible assets. Tangible return measures assess returns relative to the resulting tangible equity base. Pre-provision net revenue shows earnings before income taxes and the provision for credit losses; operating pre-provision net revenue also reflects the specified operating adjustments. Operating efficiency and net noninterest expense ratios show the relationship of adjusted expenses to adjusted revenues or average assets. Fully tax-equivalent measures facilitate comparison of taxable and tax-exempt earning assets. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Excluded expenses may recur, and pre-provision net revenue and operating pre-provision net revenue do not reflect credit costs or income taxes.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, operating earnings per diluted share, operating return on average assets, operating return on average equity, return on average tangible equity, operating return on average tangible equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets, pre-provision net revenue, operating pre-provision net revenue, fully tax-equivalent interest income and net interest income, and the related fully tax-equivalent yields, interest rate spread and net interest margin, and the reconciliation of these measures to their respective comparable GAAP measures or ratios calculated using GAAP amounts, as described above, are set forth in the tables below.

Colony Bankcorp, Inc.

Reconciliation of Non-GAAP Measures

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$12,266	$12,158	$10,692	$11,047	$10,091
Tax-free gain related to BOLI claim	—	(706)	—	—	—
Insurance gain related to branch building fire	(813)	—	—	—	—
Loss on sales of securities	887	186	—	—	1,039
Operating noninterest income	$12,340	$11,638	$10,692	$11,047	$11,130

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$27,650	$26,431	$27,674	$25,709	$24,612
Acquisition-related expenses	(1,210)	(943)	(1,637)	(1,331)	(732)
Loss related to wire fraud incident	—	—	—	—	(1,252)
Operating noninterest expense	$26,440	$25,488	$26,037	$24,378	$22,628

Operating net income reconciliation
Net income (GAAP)	$10,521	$10,857	$8,204	$7,843	$5,819
Acquisition-related expenses	1,210	943	1,637	1,331	732
Loss related to wire fraud incident	—	—	—	—	1,252
Tax-free gain related to BOLI claim	—	(706)	—	—	—
Insurance gain related to branch building fire	(813)	—	—	—	—
Loss on sales of securities	887	186	—	—	1,039
Income tax benefit	(246)	(244)	(356)	(269)	(612)
Operating net income	$11,559	$11,036	$9,485	$8,905	$8,230

Weighted average diluted shares	21,220,709	21,160,128	21,222,237	18,729,511	17,461,434

Operating earnings per diluted share	$0.54	$0.52	$0.45	$0.48	$0.47

Operating return on average assets reconciliation
Return on average assets (GAAP)	1.14%	1.18%	0.90%	0.93%	0.75%
Acquisition-related expenses	0.13	0.10	0.18	0.15	0.10
Loss related to wire fraud incident	—	—	—	—	0.16
Tax-free gain related to BOLI claim	—	(0.07)	—	—	—
Insurance gain related to branch building fire	(0.08)	—	—	—	—
Loss on sales of securities	0.10	0.02	—	—	0.13
Tax effect of adjustment items	(0.03)	(0.03)	(0.04)	(0.03)	(0.08)
Operating return on average assets	1.26%	1.20%	1.04%	1.05%	1.06%

Operating return on average equity reconciliation
Return on average equity (GAAP)	10.66%	11.33%	8.77%	9.49%	7.80%
Acquisition-related expenses	1.22	0.98	1.74	1.62	0.98
Loss related to wire fraud incident	—	—	—	—	1.68
Tax-free gain related to BOLI claim	—	(0.74)	—	—	—
Insurance gain related to branch building fire	(0.82)	—	—	—	—
Loss on sales of securities	0.90	0.19	—	—	1.39
Tax effect of adjustment items	(0.25)	(0.25)	(0.38)	(0.33)	(0.82)
Operating return on average equity	11.71%	11.51%	10.13%	10.78%	11.03%

Return on average tangible equity reconciliation
Return on average equity (GAAP)	10.66%	11.33%	8.77%	9.49%	7.80%
Effect of goodwill and intangibles	2.31	2.53	2.03	2.14	1.76
Return on average tangible equity	12.97%	13.86%	10.80%	11.63%	9.56%

Colony Bankcorp, Inc.

Reconciliation of Non-GAAP Measures

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Operating return on average tangible equity reconciliation
Return on average tangible equity	12.97%	13.86%	10.80%	11.63%	9.56%
Acquisition-related expenses	1.49	1.20	2.16	1.97	1.20
Loss related to wire fraud incident	—	—	—	—	2.06
Tax-free gain related to BOLI claim	—	(0.90)	—	—	—
Insurance gain related to branch building fire	(1.00)	—	—	—	—
Loss on sales of securities	1.09	0.24	—	—	1.71
Tax effect of adjustment items	(0.30)	(0.31)	(0.47)	(0.40)	(1.01)
Operating return on average tangible equity	14.25%	14.09%	12.49%	13.20%	13.52%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$18.46	$18.43	$17.98	$17.69	$17.31
Effect of goodwill and other intangibles	(3.31)	(3.31)	(3.33)	(3.38)	(3.11)
Tangible book value per common share	$15.16	$15.12	$14.65	$14.31	$14.20

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	10.74%	10.75%	10.22%	10.06%	9.59%
Effect of goodwill and other intangibles	(1.75)	(1.76)	(1.73)	(1.76)	(1.59)
Tangible equity to tangible assets	8.99%	8.99%	8.49%	8.30%	8.00%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	64.84%	62.89%	69.37%	69.65%	75.06%
Acquisition-related expenses	(2.86)	(2.25)	(4.10)	(3.61)	(1.98)
Loss related to wire fraud incident	—	—	—	—	(3.38)
Tax-free gain related to BOLI claim	—	1.06	—	—	—
Insurance gain related to branch building fire	1.25	—	—	—	—
Loss on sales of securities	(1.34)	(0.29)	—	—	(2.81)
Operating efficiency ratio	61.89%	61.41%	65.27%	66.04%	66.89%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.67%	1.55%	1.86%	1.73%	1.86%
Acquisition-related expenses	(0.13)	(0.10)	(0.18)	(0.15)	(0.09)
Loss related to wire fraud incident	—	—	—	—	(0.16)
Tax-free gain related to BOLI claim	—	0.08	—	—	—
Insurance gain related to branch building fire	0.09	—	—	—	—
Loss on sales of securities	(0.10)	(0.02)	—	—	(0.13)
Operating net noninterest expense to average assets	1.53%	1.51%	1.68%	1.58%	1.48%

Pre-provision net revenue
Net interest income before provision for credit losses	$30,377	$29,869	$29,203	$25,865	$22,699
Noninterest income	12,266	12,158	10,692	11,047	10,091
Total income	42,643	42,027	39,895	36,912	32,790
Noninterest expense	27,650	26,431	27,674	25,709	24,612
Pre-provision net revenue	$14,993	$15,596	$12,221	$11,203	$8,178

Operating pre-provision net revenue
Net interest income before provision for credit losses	$30,377	$29,869	$29,203	$25,865	$22,699
Operating noninterest income	12,340	11,638	10,692	11,047	11,130
Total operating income	42,717	41,507	39,895	36,912	33,829
Operating noninterest expense	26,440	25,488	26,037	24,378	22,628
Operating pre-provision net revenue	$16,277	$16,019	$13,858	$12,534	$11,201

(1)	Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.

Selected Financial Information

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNINGS SUMMARY
Net interest income	$30,377	$29,869	$29,203	$25,865	$22,699
Provision for credit losses	1,650	1,900	1,750	1,650	900
Noninterest income	12,266	12,158	10,692	11,047	10,091
Noninterest expense	27,650	26,431	27,674	25,709	24,612
Income taxes	2,822	2,839	2,267	1,710	1,459
Net income	$10,521	$10,857	$8,204	$7,843	$5,819

PER COMMON SHARE
Common shares outstanding	21,220,148	21,158,353	21,162,104	21,251,695	17,461,284
Weighted average basic shares	21,220,709	21,160,128	21,222,237	18,729,511	17,461,434
Weighted average diluted shares	21,220,709	21,160,128	21,222,237	18,729,511	17,461,434
Earnings per basic share	$0.50	$0.51	$0.39	$0.42	$0.33
Earnings per diluted share	0.50	0.51	0.39	0.42	0.33
Operating earnings per diluted share(b)	0.54	0.52	0.45	0.48	0.47
Cash dividends declared per share	0.1200	0.1200	0.1200	0.1150	0.1150
Common book value per share	18.46	18.43	17.98	17.69	17.31
Tangible book value per common share(b)	15.16	15.12	14.65	14.31	14.20
Pre-provision net revenue(b)	14,993	15,596	12,221	11,203	8,178

SELECTED PERFORMANCE RATIOS:
Return on average assets	1.14%	1.18%	0.90%	0.93%	0.75%
Return on average total equity	10.66	11.33	8.77	9.49	7.80
Return on average tangible equity (b)	12.97	13.86	10.80	11.63	9.56
Efficiency ratio	64.84	62.89	69.37	69.65	75.06
Net noninterest expense to average assets	1.67	1.55	1.86	1.73	1.86
Total equity to total assets	10.74	10.75	10.22	10.06	9.59
Tangible equity to tangible assets (b)	8.99	8.99	8.49	8.30	8.00
Net interest margin (a)	3.59	3.52	3.48	3.32	3.17

OPERATING SELECTED PERFORMANCE RATIOS:
Operating return on average assets (b)	1.26%	1.20%	1.04%	1.05%	1.06%
Operating return on average total equity (b)	11.71	11.51	10.13	10.78	11.03
Operating return on average tangible equity (b)	14.25	14.09	12.49	13.20	13.52
Operating efficiency ratio (b)	61.89	61.41	65.27	66.04	66.89
Operating net noninterest expense to average assets(b)	1.53	1.51	1.68	1.58	1.48

Colony Bankcorp, Inc.

Selected Financial Information

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY
Nonperforming portfolio loans	$15,446	$14,289	$12,619	$17,190	$9,082
Nonperforming SBA government loans-guaranteed portion	3,891	3,261	2,012	4,772	4,076
Nonperforming SBA government loans-unguaranteed portion	1,586	1,362	2,968	1,418	1,110
Loans 90 days past due and still accruing	162	71	178	95	98
Total nonperforming loans (NPLs)	21,085	18,983	17,777	23,475	14,366
Other real estate owned	3,647	1,829	1,873	1,048	710
Repossessed assets	271	129	205	190	160
Total nonperforming assets (NPAs)	25,003	20,941	19,855	24,713	15,236
Classified loans	53,890	33,626	39,225	40,481	24,183
Criticized loans	103,924	86,680	86,740	84,721	60,505
Net loan charge-offs (recoveries)	1,706	1,781	1,709	1,600	1,827
Allowance for credit losses to total loans	0.91%	0.89%	0.90%	0.97%	0.89%
Allowance for credit losses to total NPLs	106.69	116.07	122.10	98.04	125.89
Allowance for credit losses to total NPAs	89.97	105.22	109.32	93.13	118.71
Net charge-offs (recoveries) to average loans, net	0.27	0.29	0.29	0.30	0.36
NPLs to total loans	0.85	0.77	0.74	0.99	0.71
NPAs to total assets	0.69	0.58	0.53	0.66	0.48
NPAs to total loans and foreclosed assets	1.01	0.85	0.82	1.04	0.75

ACTUAL BALANCES
Total assets	$3,647,919	$3,627,583	$3,720,613	$3,735,401	$3,152,746
Loans held for sale	28,143	24,218	16,536	78,990	19,286
Loans, net of unearned income	2,477,091	2,464,834	2,413,465	2,381,224	2,037,056
Deposits	2,957,680	2,972,176	3,048,419	3,067,521	2,584,329
Total stockholders’ equity	391,816	389,966	380,403	375,920	302,332

AVERAGE BALANCES
Total assets	$3,646,547	$3,685,038	$3,698,663	$3,357,785	$3,092,411
Loans held for sale	22,119	20,802	21,863	59,868	17,062
Loans, net of unearned income	2,484,665	2,432,676	2,399,971	2,148,729	2,024,153
Deposits	2,985,328	3,031,260	3,025,462	2,752,576	2,526,739
Total stockholders’ equity	391,586	384,514	379,582	327,830	296,027

(a)	Computed using fully taxable-equivalent net interest income.
(b)	Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.

Average Balance Sheet and Net Interest Analysis

	Three Months Ended September 30,
	2026			2025
	Average	Income/	Yields/	Average	Income/	Yields/
(dollars in thousands)	Balances	Expense	Rates	Balances	Expense	Rates
Assets
Interest-earning assets:
Loans held for sale	$22,119	$419	7.52%	$17,062	$256	5.96%
Loans, net of unearned income [1]	2,484,665	40,122	6.41	2,024,153	31,364	6.15
Investment securities, taxable	624,328	4,286	2.72	641,774	4,132	2.55
Investment securities, tax-exempt [2]	93,444	484	2.05	92,498	489	2.10
Deposits in banks and short term investments	153,081	1,303	3.38	88,703	839	3.75
Total interest-earning assets	3,377,637	46,614	5.48%	2,864,190	37,080	5.14%
Noninterest-earning assets	268,910			228,221
Total assets	$3,646,547			$3,092,411
Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,666,871	6,259	1.49%	$1,479,499	5,999	1.61%
Other time	848,955	7,157	3.34	620,141	5,333	3.41
Total interest-bearing deposits	2,515,826	13,416	2.12	2,099,640	11,332	2.14
Federal Home Loan Bank advances	170,326	1,769	4.12	185,000	1,909	4.09
Other borrowings	63,190	899	5.64	64,834	952	5.83
Total other interest-bearing liabilities	233,516	2,668	4.53	249,834	2,861	4.54
Total interest-bearing liabilities	2,749,342	16,084	2.32%	2,349,474	14,193	2.40%
Noninterest-bearing liabilities:
Demand deposits	469,502			427,100
Other liabilities	36,117			19,810
Stockholders’ equity	391,586			296,027
Total noninterest-bearing liabilities and stockholders’ equity	897,205			742,937
Total liabilities and stockholders’ equity	$3,646,547			$3,092,411
Interest rate spread			3.15%			2.74%
Net interest income		$30,530			$22,887
Net interest margin			3.59%			3.17%

1 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on a cash basis. Taxable-equivalent adjustments totaling $52,000 and $102,000 for the three months ended September 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans.  Accretion income of $1.1 million and $17,000 for the three months ended September 30, 2026 and 2025, respectively, are also included in income and fees on loans.

2 Taxable-equivalent adjustments totaling $383,000 and $103,000 for the three months ended September 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.

	Nine Months Ended September 30,
	2026			2025
	Average	Income/	Yields/	Average	Income/	Yields/
(dollars in thousands)	Balances	Expense	Rates	Balances	Expense	Rates
Assets
Interest-earning assets:
Loans held for sale	$21,596	$1,240	7.68%	$20,914	$910	5.81%
Loans, net of unearned income [3]	2,439,414	116,491	6.38	1,951,785	89,218	6.11
Investment securities, taxable	646,245	13,275	2.75	683,243	13,726	2.69
Investment securities, tax-exempt [4]	93,986	1,460	2.08	93,313	1,475	2.11
Deposits in banks and short term investments	205,148	5,125	3.34	150,328	4,487	3.99
Total interest-earning assets	3,406,389	137,591	5.40%	2,899,583	109,816	5.06%
Noninterest-earning assets	270,170			226,827
Total assets	$3,676,559			$3,126,410
Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,700,995	18,376	1.44%	$1,519,282	18,777	1.65%
Other time	835,394	21,091	3.38	612,521	15,960	3.48
Total interest-bearing deposits	2,536,389	39,467	2.08	2,131,803	34,737	2.18
Federal Home Loan Bank advances	178,810	5,537	4.14	185,000	5,671	4.10
Other borrowings	63,165	2,679	5.67	63,658	2,808	5.90
Total other interest-bearing liabilities	241,975	8,216	4.54	248,658	8,479	4.56
Total interest-bearing liabilities	2,778,364	47,683	2.29%	2,380,461	43,216	2.43%
Noninterest-bearing liabilities:
Demand deposits	477,482			441,259
Other liabilities	35,442			17,325
Stockholders’ equity	385,271			287,365
Total noninterest-bearing liabilities and stockholders’ equity	898,195			745,949
Total liabilities and stockholders’ equity	$3,676,559			$3,126,410
Interest rate spread			3.11%			2.63%
Net interest income		$89,908			$66,600
Net interest margin			3.53%			3.07%

3 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on a cash basis. Taxable-equivalent adjustments totaling $576,000 and $170,000 for the nine months ended September 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans.  Accretion income of $3.5 million and $36,000 for the nine months ended September 30, 2026 and 2025, respectively, are also included in income and fees on loans.

4 Taxable-equivalent adjustments totaling $1.2 million and $207,000 for the nine months ended September 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.

Segment Reporting

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Banking Division
Net interest income	$29,182	$28,435	$28,223	$24,781	$21,629
Provision for credit losses	1,003	801	780	776	(371)
Noninterest income	8,336	8,777	7,131	6,996	6,144
Noninterest expenses	23,602	23,335	24,420	22,502	21,075
Income taxes	2,721	2,703	2,194	1,493	1,413
Net income	$10,192	$10,373	$7,960	$7,006	$5,656

Total assets	$3,535,910	$3,521,331	$3,619,249	$3,625,785	$3,046,699

Full time employees	438	441	426	447	383

Mortgage Banking Division
Net interest income	$59	$78	$38	$65	$62
Provision for credit losses	—	—	—	—	—
Noninterest income	2,063	2,182	1,886	2,012	1,851
Noninterest expenses	2,196	1,828	1,702	1,695	2,066
Income taxes	(16)	95	52	81	(27)
Net income (loss)	$(58)	$337	$170	$301	$(126)

Total assets	$11,777	$15,077	$12,036	$13,648	$12,959

Variable noninterest expense(1)	$1,000	$659	$597	$984	$1,229
Fixed noninterest expense	$1,196	$1,169	$1,105	$711	$837

Full time employees	53	53	48	48	46

Small Business Specialty Lending Division
Net interest income	$1,136	$1,356	$942	$1,019	$1,008
Provision for credit losses	647	1,099	970	874	1,271
Noninterest income	1,867	1,199	1,675	2,039	2,096
Noninterest expenses	1,852	1,268	1,552	1,512	1,471
Income taxes	117	41	21	136	73
Net income	$387	$147	$74	$536	$289

Total assets	$100,232	$91,175	$89,328	$95,968	$93,088

Full time employees	34	34	32	31	31

Total Consolidated
Net interest income	$30,377	$29,869	$29,203	$25,865	$22,699
Provision for credit losses	1,650	1,900	1,750	1,650	900
Noninterest income	12,266	12,158	10,692	11,047	10,091
Noninterest expenses	27,650	26,431	27,674	25,709	24,612
Income taxes	2,822	2,839	2,267	1,710	1,459
Net income	$10,521	$10,857	$8,204	$7,843	$5,819

Total assets	$3,647,919	$3,627,583	$3,720,613	$3,735,401	$3,152,746

Full time employees	525	528	506	526	460

(1)	Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.

Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$27,938	$27,307
Interest-bearing deposits in banks and federal funds sold	161,370	230,333
Cash and cash equivalents	189,308	257,640
Investment securities available for sale, at fair value	341,342	383,817
Investment securities held to maturity, at amortized cost	361,870	386,618
Other investments	18,878	19,176
Loans held for sale	28,143	78,990
Loans, net of unearned income	2,477,091	2,381,224
Allowance for credit losses	(22,495)	(23,014)
Loans, net	2,454,596	2,358,210
Premises and equipment	38,567	37,045
Other real estate owned	3,647	1,048
Goodwill	63,622	63,873
Other intangible assets	6,586	7,851
Bank owned life insurance	69,181	68,457
Deferred income taxes, net	19,820	19,582
Other assets	52,359	53,094
Total assets	$3,647,919	$3,735,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$457,225	$526,803
Interest-bearing	2,500,455	2,540,718
Total deposits	2,957,680	3,067,521
Federal Home Loan Bank advances	199,997	194,972
Other borrowed money	63,203	63,132
Accrued expenses and other liabilities	35,222	33,856
Total liabilities	3,256,103	3,359,481

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 21,220,148 and 21,251,695 issued and outstanding, respectively	21,220	21,252
Paid in capital	227,196	228,577
Retained earnings	182,535	160,584
Accumulated other comprehensive loss, net of tax	(39,135)	(34,493)
Total stockholders’ equity	391,816	375,920
Total liabilities and stockholders’ equity	$3,647,919	$3,735,401

Colony Bankcorp, Inc.

Consolidated Statements of Income (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$40,489	$31,535	$117,578	$89,872
Investment securities	4,669	4,518	14,428	14,893
Deposits in banks and short term investments	1,303	839	5,125	4,487
Total interest income	46,461	36,892	137,131	109,252

Interest expense:
Deposits	13,416	11,332	39,467	34,737
Federal Home Loan Bank advances	1,769	1,909	5,537	5,671
Other borrowings	899	952	2,679	2,808
Total interest expense	16,084	14,193	47,683	43,216
Net interest income	30,377	22,699	89,448	66,036
Provision for credit losses	1,650	900	5,300	2,850
Net interest income after provision for credit losses	28,727	21,799	84,148	63,186

Noninterest income:
Service charges on deposits	2,756	2,640	7,878	7,031
Mortgage fee income	2,041	1,851	6,117	5,414
Gain on sales of SBA loans	1,133	1,411	2,601	3,996
Other SBA income	734	686	2,140	1,937
Loss on sales of securities	(887)	(1,039)	(1,073)	(1,039)
Interchange fees	2,529	2,273	7,115	6,284
BOLI income	488	396	2,182	1,215
Insurance commissions	866	874	2,632	2,109
Other	2,606	999	5,525	2,286
Total noninterest income	12,266	10,091	35,117	29,233

Noninterest expense:
Salaries and employee benefits	15,883	13,532	47,345	38,302
Occupancy and equipment	2,099	1,732	6,166	4,995
Acquisition related	1,210	732	3,790	732
Information technology expenses	2,783	2,680	8,458	7,749
Professional fees	869	998	2,928	2,488
Advertising and public relations	1,026	1,130	3,115	2,877
Communications	232	218	692	611
Other	3,548	3,590	9,262	9,083
Total noninterest expense	27,650	24,612	81,756	66,837
Income before income taxes	13,343	7,278	37,509	25,582
Income taxes	2,822	1,459	7,927	5,172
Net income	$10,521	$5,819	$29,582	$20,410
Earnings per common share:
Basic	$0.50	$0.33	$1.40	$1.17
Diluted	0.50	0.33	1.40	1.17
Dividends declared per share	0.1200	0.1150	0.3600	0.3450
Weighted average common shares outstanding:
Basic	21,220,709	17,461,434	21,201,019	17,472,972
Diluted	21,220,709	17,461,434	21,201,019	17,472,972

Colony Bankcorp, Inc.

Quarterly Consolidated Statements of Income

	2026			2025
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$40,489	$39,114	$37,974	$34,461	$31,535
Investment securities	4,669	4,837	4,923	4,543	4,518
Deposits in banks and short term investments	1,303	1,830	1,993	1,696	839
Total interest income	46,461	45,781	44,890	40,700	36,892

Interest expense:
Deposits	13,416	13,237	12,814	11,973	11,332
Federal Home Loan Bank advances	1,769	1,784	1,985	1,947	1,909
Other borrowings	899	891	888	915	952
Total interest expense	16,084	15,912	15,687	14,835	14,193
Net interest income	30,377	29,869	29,203	25,865	22,699
Provision for credit losses	1,650	1,900	1,750	1,650	900
Net interest income after provision for credit losses	28,727	27,969	27,453	24,215	21,799

Noninterest income:
Service charges on deposits	2,756	2,561	2,561	2,664	2,640
Mortgage fee income	2,041	2,141	1,935	2,121	1,851
Gain on sales of SBA loans	1,133	506	962	1,376	1,411
Other SBA income	734	692	714	663	686
Loss on sales of securities	(887)	(186)	—	—	(1,039)
Interchange fees	2,529	2,400	2,186	2,154	2,273
BOLI income	488	1,217	477	577	396
Insurance commissions	866	922	844	755	874
Other	2,606	1,905	1,013	737	999
Total noninterest income	12,266	12,158	10,692	11,047	10,091

Noninterest expense:
Salaries and employee benefits	15,883	15,539	15,923	14,115	13,532
Occupancy and equipment	2,099	2,109	1,957	1,758	1,732
Acquisition related	1,210	943	1,637	1,331	732
Information technology expenses	2,783	2,902	2,774	2,903	2,680
Professional fees	869	939	1,120	1,019	998
Advertising and public relations	1,026	982	1,106	1,402	1,130
Communications	232	235	224	194	218
Other	3,548	2,782	2,933	2,987	3,590
Total noninterest expense	27,650	26,431	27,674	25,709	24,612
Income before income taxes	13,343	13,696	10,471	9,553	7,278
Income taxes	2,822	2,839	2,267	1,710	1,459
Net income	$10,521	$10,857	$8,204	$7,843	$5,819
Earnings per common share:
Basic	$0.50	$0.51	$0.39	$0.42	$0.33
Diluted	0.50	0.51	0.39	0.42	0.33
Dividends declared per share	0.1200	0.1200	0.1200	0.1150	0.1150
Weighted average common shares outstanding:
Basic	21,220,709	21,160,128	21,222,237	18,729,511	17,461,434
Diluted	21,220,709	21,160,128	21,222,237	18,729,511	17,461,434

Colony Bankcorp, Inc.

Quarterly Deposits Composition Comparison

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Noninterest-bearing demand	$457,225	$464,062	$495,234	$526,803	$442,142
Interest-bearing demand	856,397	900,546	927,768	932,262	811,031
Savings and money markets	794,984	779,890	806,434	787,811	644,312
Time over $250,000	279,925	264,968	237,311	239,175	192,545
Other time	569,149	562,710	581,672	581,470	494,299
Total	$2,957,680	$2,972,176	$3,048,419	$3,067,521	$2,584,329

Colony Bankcorp, Inc.

Quarterly Deposits by Location Comparison

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Augusta	$35,767	$29,688	$22,496	$18,387	$—
Florida	184,267	171,594	167,406	157,056	—
Coastal Georgia	139,218	136,189	129,957	141,013	127,587
Middle Georgia	259,583	257,035	266,574	262,075	259,934
Atlanta and North Georgia	303,830	305,149	311,159	335,762	315,822
South Georgia	1,329,474	1,382,532	1,421,164	1,431,775	1,205,891
West Georgia	320,591	311,776	328,077	326,054	341,056
Brokered deposits	132,918	123,512	136,894	131,906	130,000
Reciprocal deposits	252,032	254,701	264,692	263,493	204,039
Total	$2,957,680	$2,972,176	$3,048,419	$3,067,521	$2,584,329

Colony Bankcorp, Inc.

Quarterly Loan Comparison

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Core	$2,048,239	$2,011,354	$1,940,583	$1,885,200	$1,935,648
Purchased	428,852	453,480	472,882	496,024	101,408
Loans, net of unearned income	$2,477,091	$2,464,834	$2,413,465	$2,381,224	$2,037,056

Colony Bankcorp, Inc.

Quarterly Loans by Composition Comparison

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Construction, land & land development	$295,329	$285,508	$309,161	$302,512	$240,819
Other commercial real estate	1,257,851	1,272,574	1,240,210	1,249,720	1,064,984
Total commercial real estate	1,553,180	1,558,082	1,549,371	1,552,232	1,305,803
Residential real estate	508,483	499,015	483,247	459,549	377,058
Commercial, financial & agricultural	225,751	230,364	220,933	218,532	213,274
Consumer and other	189,677	177,373	159,914	150,911	140,921
Loans, net of unearned income	$2,477,091	$2,464,834	$2,413,465	$2,381,224	$2,037,056

Colony Bankcorp, Inc.

Quarterly Loans by Location Comparison

	2026			2025
	Third	Second	First	Fourth	Third
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Alabama	$43,886	$49,410	$49,546	$47,971	$48,351
Florida	239,088	243,326	238,262	236,810	26,061
Augusta	89,489	85,593	84,548	85,072	92,988
Coastal Georgia	353,139	354,035	355,350	358,271	263,763
Middle Georgia	112,767	113,706	115,385	121,276	120,601
Atlanta and North Georgia	425,377	445,409	455,197	456,593	463,007
South Georgia	538,751	523,424	512,651	462,085	403,192
West Georgia	199,663	202,800	186,661	174,626	172,688
Small Business Specialty Lending	82,090	80,864	83,288	84,928	84,999
Consumer Portfolio Mortgages	275,439	258,769	236,984	263,385	270,941
Marine/RV Lending	116,784	106,823	94,775	88,852	88,968
Other	618	675	818	1,355	1,497
Loans, net of unearned income	$2,477,091	$2,464,834	$2,413,465	$2,381,224	$2,037,056

Colony Bankcorp, Inc.

Classified Loans

	2026						2025
	Third		Second		First		Fourth		Third
(dollars in thousands)	Quarter		Quarter		Quarter		Quarter		Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$16,190	11	$381	12	$214	8	$1,438	10	$1,644	8
Other commercial real estate	27,645	55	19,868	45	23,966	52	22,871	52	12,973	45
Residential real estate	4,017	88	5,870	91	6,160	95	6,115	92	1,503	75
Commercial, financial & agricultural	5,754	80	7,166	90	8,655	107	9,857	109	7,947	90
Consumer and other	284	42	341	40	230	32	200	34	116	27
TOTAL	$53,890	276	$33,626	278	$39,225	294	$40,481	297	$24,183	245
Classified loans to total loans	2.18%		1.36%		1.63%		1.70%		1.19%

Colony Bankcorp, Inc.

Criticized Loans

	2026						2025
	Third		Second		First		Fourth		Third
(dollars in thousands)	Quarter		Quarter		Quarter		Quarter		Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$22,393	35	$6,352	36	$6,574	34	$17,605	13	$14,393	12
Other commercial real estate	64,235	73	58,023	71	54,522	69	40,073	71	24,934	60
Residential real estate	8,479	92	10,525	96	12,522	103	11,515	99	6,528	81
Commercial, financial & agricultural	8,533	109	11,439	97	12,892	114	15,197	120	14,403	99
Consumer and other	284	42	341	40	230	32	331	35	247	28
TOTAL	$103,924	351	$86,680	340	$86,740	352	$84,721	338	$60,505	280
Criticized loans to total loans	4.20%		3.52%		3.59%		3.56%		2.97%

Colony Bankcorp, Inc.

Quarterly Net Charge Offs to Average Loans by Composition

	2026			2025
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Construction, land & land development	-%	(0.01)%	-%	-%	-%
Other commercial real estate	0.02	0.08	0.08	(0.04)	0.05
Residential real estate	-	-	0.01	(0.01)	(0.01)
Commercial, financial & agricultural	0.18	0.10	0.12	0.22	0.24
Consumer and other	0.07	0.12	0.08	0.13	0.08
Loans, net of unearned income	0.27%	0.29%	0.29%	0.30%	0.36%